UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2008

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

0 -15782	48-0905805
(Commission File Number)	(IRS Employer Identification Number)

4441 West Airport Freeway, Irving, Texas 75062

(Address of principal executive offices)

(972) 258-8507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

On March 26, 2008, the Board of Directors of CEC Entertainment, Inc. (the “Company”) appointed General Tommy Franks, United States Army (ret.), to the Board as a Class II director effective immediately. General Franks will fill the newly-created vacancy resulting from the amendment to the Company’s Bylaws to increase the number of directors to ten and the number of Class II directors to four and will hold office for a term expiring at the next succeeding annual meeting of the stockholders. General Franks is expected to serve on the Compensation Committee and the Nominating/Corporate Governance Committee.

In connection with his service as a director, General Franks will receive the Company’s standard non-employee director cash and equity compensation. General Franks will receive a pro rata portion of the $20,000 annual retainer for his service through the remaining portion of the year, $2,000 per meeting for attendance at any of the five (5) regularly scheduled Board meetings and $2,500 per meeting for attendance at any special meeting of the Board. If appointed to serve on any committees of the Board, he will also receive fees of $1,250 per meeting for attendance at any special committee meeting.

Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors under the Non-Employee Directors Restricted Stock Plan, General Franks received an initial non-employee director restricted stock award for the number of shares of restricted stock having the fair market value as of the date of grant equal to $100,000 multiplied by a fraction the numerator of which is the number of days until the date of the next scheduled annual grant to non-employee directors and the denominator of which is 365. The restricted stock award will vest in four equal annual installments upon the first, second, third and fourth anniversary of the grant date and will vest in full immediately upon certain changes in control of the Company or upon General Franks’ death while a member of the Board.

Item 5.03 Amendment to the Articles or Bylaws; Change in Fiscal Year.

On March 26, 2008, the Board adopted amendments to the Company’s Bylaws to (a) increase the size of the Board to ten directors, (b) fix the number of Class I, Class II and Class III directors at three, four and three directors, respectively, (c) comply with recent rule changes of the Securities and Exchange Commission and the New York Stock Exchange that require listed companies to be eligible to issue shares in either certificated or uncertificated form and to participate in a book-entry share direct registration system that allows for the electronic transfer of securities and (d) clarify the procedures for the transfer of certificated and uncertificated shares.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amendment No. 2 to the Bylaws of CEC Entertainment, Inc.

99.1	CEC Entertainment, Inc. Press Release dated March 31, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2008

CEC Entertainment, Inc.

By:	/s/ Christopher Morris
Christopher Morris
Executive Vice President and Chief Financial Officer

Index to Exhibit

Exhibit Number	Description
3.1	Amendment No. 2 to the Bylaws of CEC Entertainment, Inc.

99.1	CEC Entertainment, Inc. Press Release dated March 31, 2008

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